As filed with the Securities and Exchange Commission on August 8, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 ________________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
926 West Sprague Avenue;	99201
Suite 200	(Zip Code)
Spokane, Washington
(Address of principal executive offices)

GOLD RESERVE INC. VENEZUELAN EQUITY INCENTIVE PLAN

(Full title of the plan)

agent for service:	with a copy to:
ROCKNE J. TIMM	JONATHAN B. NEWTON
926 West Sprague Avenue, Suite 200	Baker & McKenzie LLP
Spokane, Washington 99201	Pennzoil Place, South Tower
(509) 623-1500	711 Louisiana, Suite 3400
(Name, address and telephone number,	Houston, Texas 77002
including area code)	(713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer X
Non-accelerated filer (Do not check if a smaller reporting company) ☐Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered (1)	registered	per share (2)	offering price (2)	fee

Class A Common Shares, no par value	4,056,947 Shares	$1.40	$5,679,725.80	$223.21

Class A Common Share Purchase Rights	4,056,947 Rights	N/A	N/A	N/A (3)

(1)	The Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. (the “Company”) being registered hereby relate to the Gold Reserve Inc. Venezuelan Equity Incentive Plan (the “Plan”).

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on August 6, 2008, as reported on the American Stock Exchange.

(3)	In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

Item 3. Incorporation of Documents by Reference.

     The 4,056,947 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan. The following items are incorporated herein by reference:

  The Company’s Annual Report on Form 40-F dated March 31, 2008;
  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report on Form 40-F dated March 31, 2008;
  The description of the Class A Common Shares registered hereby contained in the Company’s Registration Statement on Form S-4 filed on November 27, 1998 under the section entitled “DESCRIPTION OF SECURITIES AND COMPARISON OF RIGHTS OF
  SHAREHOLDERS”; and
  The description of the Class A Common Share Purchase Rights registered hereby contained in the Company’s 2005 Annual Report on Form 20-F (Exhibit 3.1) dated April 3, 2006.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to its filing of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The only statutes, charter provisions, bylaws, contracts or other arrangements under which a director or officer of the Company is insured or indemnified in any manner against liability which such officer of director may incur in such capacity is Section 126 of the Yukon Business Corporations Act (the “Act”) and Sections 7.02 through 7.04 of the Company’s Bylaws. Taken together, the statutory and bylaw provisions generally allow the Company to indemnify its directors or officers against liability and expenses if the officer or director seeking indemnity (a) acted honestly and in good faith with a view to the best interest of the Company, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the officer or director had reasonable grounds for believing the conduct was lawful. Such statutory and bylaw provisions also allow officers and directors to seek indemnity if they have (i) fulfilled the requirements for (a) and (b), (ii) are fairly and reasonably entitled to indemnity, and (iii) were substantially successful on the merits in the defense of the action or proceeding.

YUKON LAW

Section 126 of the Act is set forth in its entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the Act.

126.(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify directors or officers of the corporation, former directors or officers of the corporation or persons who act or acted at the corporation’s request as directors or officers of a body corporate of which the corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made party because they are or have been directors or officers of that corporation or body corporate, if

	(a)	they acted honestly and in good faith with a view to the best interests of the corporation;
and

	(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(2) A corporation may with the approval of the Supreme Court indemnify persons referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which they are made party by reason of being or having been directors or officers of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by them in connection with the action if they fulfill the conditions set out in paragraphs (1)(a) and (b).

(3) Despite anything in this section, persons referred to in subsection (1) are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defence of any civil, criminal or administrative action or proceeding to which they are made party because they are or have been directors or officers of the corporation or body corporate, if the person seeking indemnity:

(a)	was substantially successful on the merits in the defence of the action or proceeding;

(b)	fulfills the conditions set out in paragraphs (1)(a) and (b); and

(c)	is fairly and reasonably entitled to indemnity.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by them:

(a) in their capacity as a director or officer of the corporation, except when the liability relates to their failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b) in their capacity as a director or officer of another body corporate if they act or acted in that capacity at the corporation’s request, except when the liability relates to their failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Sections 7.02 through 7.04 of the Company’s bylaws are set forth in their entirety as follows. All capitalized terms used herein but not otherwise defined shall have the meanings as set forth in the Company’s bylaws.

7.02	Limitation of Liability

Subject to the Act, no director or officer, or former director or officer, of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any repeal or modification of the foregoing provisions of this paragraph 7.02 shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this paragraph 7.02, a director or officer shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.03	Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

The Corporation shall indemnify the directors and officers of the Corporation to the fullest extent permitted by law. The Corporation may indemnify any employee or agent of the Corporation to the fullest extent permitted by law. In addition to the circumstances in which a director or officer of the Corporation is indemnified as set forth in the foregoing provisions of this paragraph 7.03, a director or officer shall be indemnified by the Corporation to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

7.04	Insurance

The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer, or former director or officer, of the Corporation as such against any liability incurred by him. The Corporation may provide such insurance to directors and officers regardless of whether such directors and officers are indemnified pursuant to paragraph 7.03 above.

The Company also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains various industry exclusions and no claims have been made thereunder to date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable. Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit
Number	Description

4.1	Gold Reserve Inc. Venezuelan Equity Incentive Plan*

4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,1998)

4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333- 68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No.

001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Pincock Allen & Holt*

23.4	Consent of Marston & Marston, Inc.*

24.1 Power of Attorney (included on the signature page of the registration statement)*

_______________ * Filed herewith.

Item 9. Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Company is relying on Rule 430B:

(A) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 7, 2008.

GOLD RESERVE INC.

By: /s/ Rockne J. Timm

ROCKNE J. TIMM
Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Gold Reserve Inc. hereby appoints Rockne J. Timm his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rockne J. Timm	Chief Executive Officer (Principal Executive	August 7, 2008

ROCKNE J. TIMM	Officer) and Director

/s/ Robert A. McGuinness	Vice President Finance and Chief Financial	August 7, 2008

ROBERT A. McGUINNESS	Officer (Principal Financial and Accounting
Officer)

/s/ A. Douglas Belanger	President and Director	August 7, 2008

A. DOUGLAS BELANGER

/s/ James P. Geyer	Senior Vice President and Director	August 7, 2008

JAMES P. GEYER

/s/ James H. Coleman	Chairman of the Board	August 7, 2008

JAMES H. COLEMAN

/s/ Patrick D. McChesney	Director	August 7, 2008

PATRICK D. McCHESNEY

/s/ Chris D. Mikkelsen	Director	August 7, 2008

CHRIS D. MIKKELSEN

/s/ Jean Charles Potvin	Director	August 7, 2008

JEAN CHARLES POTVIN

Exhibit
Number	Description

4.1	Gold Reserve Inc. Venezuelan Equity Incentive Plan*
4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the
Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4
(Registration No. 333-68061) filed with the Securities and Exchange Commission on November
27,1998)
4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint
Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-
68061) filed with the Securities and Exchange Commission on November 27, 1998)
4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights
Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No.
001-31819) filed with the Securities and Exchange Commission on March 31, 2006)
4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the
Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)
5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Pincock Allen & Holt*
23.4	Consent of Marston & Marston, Inc.*
24.1	Power of Attorney (included on the signature page of the registration statement)*

* Filed herewith.

EXHIBIT 4.1

     Gold Reserve Inc. Venezuelan Equity Incentive Plan

SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

Establishment. Gold Reserve Inc., a Yukon corporation (the “Company”), has established the Gold Reserve Inc. Venezuelan Equity Incentive Plan (the “Venezuelan Plan”), for the Venezuelan employees and consultants of the Company’s Venezuelan Subsidiaries (the “Subsidiaries). The Venezuelan Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

Purpose. The Purpose of the Venezuelan Plan is to advance the interests of the Company and its Subsidiaries by encouraging and providing its employees and consultants in Venezuela with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company’s Stock and by enabling the Company’s Subsidiaries to attract and retain the services of employees, and consultants upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

Effective Date. The Venezuelan Plan shall become effective on the date it is adopted by the Board of the Company, subject to the approval by the affirmative vote of at least a majority of the votes cast by shareholders of the Company eligible to vote under applicable Exchange rules at a duly held meeting of shareholders or, if permitted by Exchange rules, by written consent given by holders of Class A and Class B Common Shares of the Company eligible to give their consent under Exchange rules who together hold at least a majority of the votes attaching to shares eligible to be voted. This Plan was approved by the Board effective as of April 10, 2008 subject to shareholder and Exchange approvals.

SECTION 2.

DEFINITIONS, CONSTRUCTION

Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

a)	“Act” means the Securities Act (Ontario), as amended.

b)	“Award” means, individually or collectively, a grant under the Plan of an Option, Restricted Stock or Stock Appreciation Right.

c)	“Board” means the Board of Directors of the Company.

d)	“Business Combination” shall have the meaning provided in Section 12.

e)	“Change in Capitalization” means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, change in the exercise price or conversion price under any warrants, rights or debenture as a result of any event, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

f)	“Change in Control” shall have the meaning provided in Section 12.

g)	“Committee” means a committee of the Board designated by the Board to administer the Plan in accordance with the requirements of each Exchange, as applicable. If no Committee is designated or is administering the Plan, all references to the Committee herein shall refer to the Board.

h)	“Company” means Gold Reserve Inc., a Yukon corporation, and any successors thereto.

i)	“Disability” means the inability to engage in any substantial activity by reason of any medically determinable, physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

j)	“Employment” means the working relationship between the employee (creating a legally valid employer-employee relationship), or the consultants and the Company’s Subsidiary, as applicable.

k)	“Exchange” means the Toronto Stock Exchange and the American Stock Exchange, as applicable.

l)	“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

m)	“Fair Market Value” means, subject to any applicable stock exchange rules, the volume weighted average trading price, expressed in the United States Dollar equivalent of the Stock, calculated by dividing the total value by the total volume of Stock on the Principal Market, for the five trading days immediately preceding the relevant date; and if there is no trading during such period, the Fair Market Value means the closing trading price, expressed in the United States Dollar equivalent of the closing trading price, on the most recent date previous to such grant date as reported on the Principal Market for the Stock. If no Fair Market Value has been established in accordance with the foregoing, Fair Market Value shall be the value established by the Committee in good faith;

n)	“Incumbent Board” shall have the meaning provided in Section 12.

o)	“Option” means the right to purchase Stock at a stated price for a specified period of time.

p)	“Option Agreement” means the agreement evidencing the grant of an Option as described in Section 6.

q)	“Option Price” means the price at which Stock may be purchased pursuant to an Option.

r)	“Optionee” means a person to whom an Option has been granted under the Venezuelan Plan.

s)	“Outstanding Voting Securities” has the meaning provided in Section 12.

t)	“Participant” means an employee or a consultant who has been granted and, at the time of reference, holds an Option, Restricted Stock or Stock Appreciation Right.

u)	“Period of Restriction” means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Venezuelan Plan.

v)	“Principal Market for the Stock” means the exchange, automated quotation system or trading market on which the majority of the Stock was traded over the last twelve-month period prior to the date of determination. This includes the Toronto Stock Exchange, the American Stock Exchange or such other securities exchange on which the Stock is listed from time to time.

w)	“Restricted Stock” means shares of Stock granted pursuant to Section 9 of the Venezuelan Plan.

x)	“Stock” means the Class A Common Shares of the Company, no par value per share.

y)	“Stock Appreciation Right” means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

z)	“Subsidiary” means any present or future subsidiary of the Company.

For all numbers, except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. PARTICIPATION

Participation. Participants in the Venezuelan Plan shall be selected by the Committee from among those employees and consultants of the Company’s Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.

Insiders of the Company and its Subsidiaries are not eligible to participate in the Venezuelan Plan.

SECTION 4. STOCK SUBJECT TO the Venezuelan Plan

Number. The total number of shares of Stock subject to issuance under the Venezuelan Plan, whether in the form of Restricted Stock, Options, or Stock Appreciation Rights, or any combination thereof, shall be 10% of the Company’s outstanding shares of Stock, from time to time.

The Committee shall have the full authority to determine the number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution: (a) Stock subject to any Award that has been previously forfeited; (b) Stock under an Award that otherwise terminates, expires, or lapses without the issuance of Stock being made to a Participant; (c) Stock subject to any Award that settles in cash, or (d) Stock that is received or retained by the Company in connection with the exercise of an Award.

Adjustment in Capitalization.

a)	In the event of a Change in Capitalization, the Committee shall conclusively determine, in its sole discretion, the appropriate adjustments, if any, to (i) the maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Venezuelan Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Venezuelan Plan, and the purchase price therefore, if applicable, and (iii) the maximum number of shares of Stock or other securities with respect to which Options or Stock Appreciation Rights may be granted during the term of the Venezuelan Plan.

b)	If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of Stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

SECTION 5. DURATION OF VENEZUELAN PLAN

Duration of Venezuelan Plan. The Venezuelan Plan shall remain in effect, subject to the Board’s right to earlier terminate the Venezuelan Plan pursuant to Section 12 hereof, until all Stock subject to the Venezuelan Plan shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option, Stock Appreciation Right or Restricted Stock may be granted under the Venezuelan Plan on or after the tenth anniversary of the Effective Date.

SECTION 6. OPTION GRANTS

Grant of Options. Subject to Sections 4 and 5, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Venezuelan Plan in determining whether to grant Options and the number of Options to be granted.

Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

Option Price. The Option Price for each Option shall be determined by, or in the manner specified by, the Committee provided that no Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted.

Duration of Options. Each Option shall have a maximum duration of ten years from the time it is granted.

Exercise of Options. Each Option granted under the Venezuelan Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve. Such restrictions and conditions need not be the same for each Participant.

SECTION 7. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) other Stock which (A) in the case of Stock acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which said Option shall be exercised; (iv) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; (v) a reduction in the amount of any Company liability to the Optionee; (vi) any combination of the foregoing methods of payment; or (vii) such other consideration and method of payment for the issuance of Stock to the extent permitted by applicable law

Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Venezuelan Plan as it may deem advisable, including, without limitation, restrictions under applicable provincial securities law, under applicable U.S. federal and state securities law, under requirements of any Exchange and under any U.S. blue sky or state securities laws applicable to such shares.

Termination Due to Retirement. If the employment of the Optionee is terminated due to the Retirement (as hereinafter defined) of the Optionee, or if the service of the Optionee expires, any then outstanding and vested options under the Venezuelan Plan may be exercised at any time prior to the earlier of the expiration date of the Options or twelve (12) months after the date of retirement. For purposes of the Venezuelan Plan, Retirement shall mean any termination of employment with the Subsidiaries occurring after the completion of 10 years of service with the Subsidiaries and the attainment of age 60 by the Optionee.

Termination Due to Death or Disability. The rights of an Optionee under any outstanding and vested Option granted to the Optionee pursuant to the Venezuelan Plan if the employment or service of the Optionee is terminated by reason of death or Disability shall survive for up to the earlier of the expiration date of the Options or one year after such death or Disability.

Termination of Employment for Cause. Anything contained herein or an Award agreement to the contrary notwithstanding, if the termination of an Optionee’s employment or service with the Subsidiaries is as a result of or caused by the Optionee’s theft or embezzlement from the Subsidiaries, the violation of a material term or condition of his or her employment, the disclosure by the Optionee of confidential information of the Company or a Subsidiary, conviction of the Optionee of a crime of moral turpitude, the Optionee’s stealing trade secrets or intellectual property owned by the Company or a Subsidiary, any act by the Optionee in competition with the Company or a Subsidiary, or any other act, activity or conduct of the Optionee which in the opinion of the Committee is adverse to the best interests of the Company or a Subsidiary, then any Options and any and all rights granted to such Optionee thereunder, to the extent not yet effectively exercised, shall become null and void effective as of the date of the occurrence the event which results in the Optionee ceasing to be an employee or consultant of the Subsidiaries, and any purported exercise of an Option by or on behalf of said Optionee shall following such date shall be of no effect.

Involuntary Termination of Employment. Options granted under the Venezuelan Plan after the Effective Date may be exercised at any time prior to the earlier of the expiration date of the Options or within thirty (30) days after the involuntary termination of employment (as hereinafter defined) of the Optionee with the Subsidiaries, but the Options may not be exercised for more than the number of shares, if any, as to which the Options were exercisable by the Optionee immediately prior to such termination of employment, as determined by reference to the terms and conditions specified at the time such Options were granted. For purposes of the Venezuelan Plan, “involuntary termination of employment” shall mean any termination of an Optionee’s employment with the Subsidiaries, by reason of the discharge, firing or other involuntary termination of an Optionee’s employment by action of the Subsidiaries other than an involuntary termination for cause as described in the paragraph above, or if the employee otherwise continued in the employment of another Subsidiary.

Voluntary Termination of Employment. Options granted under the Venezuelan Plan after the Effective Date may be exercised at any time prior to the earlier of the expiration date of the Options or within ninety (90) days after the voluntary termination of employment (as hereinafter defined) of the Optionee with the Subsidiaries, but the options may not be exercised for more than the number of shares, if any, as to which the options were exercisable by the Optionee immediately prior to such termination of employment, as determined by reference to the terms and conditions specified at the time such options were granted. For purposes of the Venezuelan Plan “voluntary termination of employment” shall mean any voluntary termination of employment by reason of the Optionee’s quitting or otherwise voluntarily leaving the Subsidiaries’ employ other than a (a) voluntary termination of employment by reason of Retirement, (b) voluntary termination of employment for cause or (c) termination of employment as described above.

Transferability and Exercisability of Options.

No Option shall be transferable by the Optionee. All Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee or its alternative payee pursuant to such qualified domestic relations order, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the Optionee named in the Option Agreement.

SECTION 8. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights. The Committee may, in its discretion, in connection with the grant of an Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in a written Award agreement. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

a)	A Stock Appreciation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option.

b)	A Stock Appreciation Right will entitle the holder of the related Option upon exercise of the Stock Appreciation Right, to surrender such Option or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of the Stock over the Option Price under the related Option, by (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the agreement evidencing the Stock Appreciation Right may limit in any manner the amount payable with respect to any Stock Appreciation Right.

c)	A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

d)	Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

e)	A Stock Appreciation Right may be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. The Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

f)	Payment of the amount determined under Subsection (b) may be made by the Company in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right or solely in cash, or in a combination of cash and Stock. If payment is made in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

g)	No Stock Appreciation Right may be exercised within three months after it is granted.

h)	Subject to the terms of the Venezuelan Plan, the Committee may modify outstanding Awards of Stock Appreciation Rights or accept the surrender of outstanding Awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an Award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee’s consent.

SECTION 9. RESTRICTED STOCK

Grant of Restricted Stock. Subject to Sections 4 and 5, the Committee at any time and from time to time, may grant Restricted Stock under the Venezuelan Plan to such Participants and in such amounts as it determines in its sole discretion. Each grant of Restricted Stock shall be made pursuant to a written Award agreement which shall contain such restrictions, terms and conditions as the Committee may determine in its discretion. Restrictions upon Restricted Stock shall be for such period or periods (herein called “Period(s) of Restriction”) and on such terms and conditions as the Committee may, in its discretion, determine.

Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions set forth in the Restricted Stock grant.

Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Participant pursuant to the Venezuelan Plan as it may deem advisable including, without limitation, restrictions under applicable provincial, U.S. federal or state securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

Certificate Legend. In addition to any legends placed on certificates pursuant to Section 9 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Venezuelan Plan shall bear the following legend:

“The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Gold Reserve Inc.’s Venezuelan Plan and Restricted Stock agreement dated
___________
[TO BE COMPLETED WITH THE DATE OF GRANT]. A copy of the Venezuelan Plan and such Restricted Stock agreement may be obtained from the Secretary of Gold Reserve Inc.”

Removal of Restrictions. Except as otherwise provided in this Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Venezuelan Plan shall become freely transferable, subject to compliance with applicable securities laws, by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 9 removed from his or her Stock certificate.

Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such shares.

Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

SECTION 10. BENEFICIARY DESIGNATION

Beneficiary Designation. Subject to Sections 7 and 9, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Venezuelan Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the life time of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the estate of the Participant.

SECTION 11. RIGHTS OF PARTICIPANTS

Employment. Nothing in the Venezuelan Plan shall interfere with or limit in any way the right of the Subsidiaries to terminate any Participant’s employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Subsidiaries. No person shall have a right to be selected as a Participant or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. The preceding sentence shall not be construed or applied so as to deny a person any participation in the Venezuelan Plan solely because he or she was a Participant in connection with a prior grant of benefits under the Venezuelan Plan.

SECTION 12. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE AND THE BOARD

Administration.

(a)	The Committee shall be responsible for the administration of the Venezuelan Plan as it applies to Participants. The Committee, by majority action thereof, is authorized to interpret and construe the Venezuelan Plan, to prescribe, amend, and rescind rules and regulations relating to the Venezuelan Plan (including related agreements), to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Subsidiaries, and to make all other determinations necessary or advisable for the administration, interpretation and construction of the Venezuelan Plan (including related agreements), but only to the extent not contrary to the express provision of the Venezuelan Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Venezuelan Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken in good faith with respect to the Venezuelan Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

(b)	Subject to the provisions of the Venezuelan Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its discretion: (i) to determine the Fair Market Value of the Stock, in accordance with the Venezuelan Plan; (ii) to select the Participants to whom Awards may be granted hereunder; (iii) to determine whether and to what extent Awards or any combination thereof, are granted hereunder; (iv) to determine the number of shares of Stock to be covered by each Award granted hereunder; (v) to approve forms of agreement for use under the Venezuelan Plan; (vi) to determine the terms and conditions, not inconsistent with the terms of the Venezuelan Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;(vii) to construe and interpret the terms of the

Venezuelan Plan and Awards; (viii) to modify or amend each Award (subject to this Section), including the discretionary authority to extend the post-termination exercisability period of Options and Stock Appreciation Rights longer than is otherwise provided for in the Venezuelan Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted under the Venezuelan Plan; (x) to allow Participants to satisfy applicable withholding tax obligations by electing to have the Company withhold from the Stock or cash to be issued upon exercise or vesting of an Award that number of shares of Stock or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Stock to be withheld shall be determined on the date that the amount of applicable tax to be withheld is to be determined. All elections by a Participant to have Stock or cash withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable; (xi) to determine the terms and restrictions applicable to Awards; (xii) to determine whether Awards will be adjusted for changes in capitalization (including dividends); (xiii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by a Participant or other subsequent transfers by a Participant of any Stock issued as a result of or under an Award; and (xiv) to make all other determinations deemed necessary or advisable for administering the Venezuelan Plan.

Change in Control. (a) Without limiting the authority of the Committee as provided herein, the Committee, either at the time Options or shares of Restricted Stock are granted, or at any time thereafter, shall have the authority to take such actions as it deems advisable, including the right to accelerate in whole or in part the exercisability of Options and/or to reduce the Period of Restriction upon a Change in Control. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

b.	Change in Control” means the occurrence of any of the following events:

	i.	The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 25 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this subsection (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, and (C) an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subsection (iii); or

	ii.	A change in the composition of the Board as of the Effective Date (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

	iii.	Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all of substantially all of the Company’s assets directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

iv.	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v.	any other event or series of events which the Board reasonably determines should constitute a Change in Control.

Nothing in this Section 12 prevents the Committee from providing for an alternative definition of “Change in Control” in any Award agreement or related employment, change of control or other agreement that sets forth the rights with respect to any Award. In the event of any conflict between this definition and the definition in any such agreement, the more permissive “Change in Control” language shall prevail.

Amendment, Modification and Termination of Venezuelan Plan. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Venezuelan Plan in any respect. The Board may also modify or amend the terms and conditions of any outstanding Option, Restricted Stock, or Stock Appreciation Right, subject to the consent of the holder and consistent with the provisions of the Venezuelan Plan. No amendment, modification or termination of the Venezuelan Plan shall in any manner adversely affect any Option, Stock Appreciation Right or Restricted Stock theretofore granted to any Participant under the Venezuelan Plan, without the consent of that Participant. Subject to the foregoing, and avoidance of doubt as it relates to the TSX guidelines, stockholder approval for the following types of amendments will not be required:

(a)	amendments of a “housekeeping” nature;

(b)	a change to the vesting provisions of a security issued pursuant to the Venezuelan Plan;

(c)	a change to the termination provisions of a security issued pursuant to the Venezuelan Plan, which does not entail an extension beyond the original expiry date; and

(d)	the addition of a cashless exercise feature, payable in cash or securities, which provides for a net deduction of the number of underlying securities from the Venezuelan Plan reserve.

Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee; provided, however, the date of grant of an Option shall be the date when the Option is granted and its exercise price is set, consistent with applicable law and applicable financial accounting rules. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

SECTION 13. REQUIREMENTS OF LAW

Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option or Stock Appreciation Right shall be subject to all applicable laws, rules and regulations, and to such approvals by any applicable governmental agencies or national securities exchanges as may be required.

Governing Law. The Venezuelan Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Province of Ontario without giving effect to the choice of law principles thereof.

Listing, etc. Each Option or share of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Stock issuable pursuant to the Venezuelan Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no Options or Restricted Stock shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions which are unacceptable to the Committee or the Board, acting in good faith.

Restriction on Transfer. Notwithstanding anything contained in the Venezuelan Plan or any Agreement to the contrary, if the disposition of Stock acquired pursuant to the Venezuelan Plan is not covered by a then current registration statement under the U.S. Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by said Act, or other regulations thereunder. The Committee may require anyone receiving Stock pursuant to an Option or Restricted Stock granted under the Venezuelan Plan, as a condition precedent to receiving such Stock, to represent and warrant to the Company in writing that such Stock is being acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under said Act, or the rules and regulations promulgated thereunder. The certificates evidencing any shares of such Stock shall be appropriately legended to reflect their status as restricted securities.

Notwithstanding anything contained in the Venezuelan Plan or any agreement to the contrary, Stock issued pursuant to the Venezuelan Plan in reliance on an exemption from the prospectus requirements of the securities legislation of a province of Canada may be subject to restrictions on transfer.

EXHIBIT 5.1

AUSTRING, FENDRICK, FAIRMAN & PARKKARI

BARRISTERS & SOLICITORS

LORNE N. AUSTRING	DEBRA L. FENDRICK
H. SHAYNE FAIRMAN	KEITH D. PARKKARI	3081 Third Avenue
GREGORY A. FEKETE	PETER MORAWSKY	Whitehorse, Yukon
ANNA J. PUGH		Y1A 4Z7

PHONE: (867) 668-4405 FAX: (867) 668-3710 E-MAIL: gf@lawyukon.com

OUR FILE NO:

014910-21

August 6, 2008

United States Securities and Exchange Commission Washington, DC 20549 USA Gold Reserve Inc. 926 West Sprague Avenue, Suite 200 Spokane, Washington 99201 USA

Dear Sirs/Mesdames:

Re: Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 4,056,947 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve Inc. Venezuelan Equity Incentive Plan, adopted by the Company effective April 10, 2008 and approved by shareholders on June 10, 2008 (the "Equity Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Venezuelan Equity Incentive Plan) of our report dated March 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Gold Reserve Inc., which appears in Gold Reserve Inc.’s Annual Report on Form 40-F for the year ended December 31, 2007.

s/	PricewaterhouseCoopers LLP
Vancouver, B.C., Canada
August 7, 2008

EXHIBIT 23.3

Consent of Pincock, Allen & Holt

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Venezuelan Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2007. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Pincock, Allen & Holt.
s/	Richard Addison, PE
Principal Process Engineer
s/	Barton G. Stone, C.P.G.
Chief Geologist
August 6, 2008

EXHIBIT 23.4

Consent of Marston & Marston, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Venezuelan Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 40-F for the year ended December 31, 2007. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

s/	Marston & Marston, Inc.
August 6, 2008